Exhibit (10) U

                Letter agreement dated December 29, 1997 between
                     Mercantile Bankshares Corporation and
                                 Jay M. Wilson.


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                                                                  Exhibit (10) U

                       Mercantile Bankshares Corporation

                               December 29, 1997

Mr. Jay M. Wilson
Executive Vice President
Mercantile-Safe Deposit and
 Trust Company
2 Hopkins Plaza
Baltimore, Maryland  21201

Dear Jay:

         This letter is written pursuant to the December meeting of the Compensation Committee, in view of your resignation effective December 31, 1997, concerning the modification to your Option Agreement dated August 18, 1995, which we have previously discussed.

         Accordingly, Section 3.3 of the Option Agreement is hereby amended by adding the following subparagraph (c) at the end thereof:

         "(c) In the event that Grantee ceases to be an employee of MBC or an Affiliate for any reason on or after December 31, 1997 and prior to March 15, 1998, the determination of the percentage of the Anniversary Date Option Amount that shall become exercisable, if at all, on the March 14, 1998 Anniversary Date shall be determined as though Grantee's employment with MBC or an Affiliate ceased on March 15, 1998."

         Section 4.1 of the Option Agreement is hereby amended by adding the following language after the initial sentence of Section 4.1.

         "If, however, Grantee ceases to be an employee of MBC or an Affiliate for any reason on or after December 31, 1997 and prior to March 15, 1998, (a) any portion of the Option which shall have become exercisable prior to or on the March 14, 1998 Anniversary Date may be exercised in whole or in part at any time on or after March 14, 1998, but not later than the stated term of the Option or as otherwise provided by Section
         4.2 of the Agreement, and (b) any portion of the Option which shall not have become exercisable prior to or on March 14, 1998 shall terminate on March 14, 1998.



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Letter to Mr. Jay M. Wilson
December 29, 1997
Page Two




         Please sign one copy of this letter agreement below and return it to me.







                                              Mercantile Bankshares Corporation




                                              By  /s/ Alan D. Yarbro
                                                  __________________
                                                  Alan D. Yarbro
                                                  General Counsel and Secretary



Agreed:




    /s/ Jay M. Wilson
_______________________
    Jay M. Wilson